Exhibit 99.1

JFrog Announces First Quarter Fiscal 2023 Results

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Total Revenues of $79.8 million; up 25% Year-over-Year
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Cloud Revenues Up 49% Year-over-Year; driven by increased customer usage
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Won: “Most Comprehensive DevSecOps Solution” (Global InfoSec Awards)

Sunnyvale, Calif., May 3, 2023 – JFrog Ltd. (“JFrog”) (Nasdaq: FROG), the Liquid Software company and creators of the JFrog Software Supply Chain Platform, today announced financial results for its first quarter ended March 31, 2023.

“JFrog's first quarter revenue and non-GAAP profitability exceeded our guidance range, driven by improved usage of our cloud services, solid execution by our direct enterprise sales team, and a growing co-sell motion with our partners amidst a challenging macro environment,” said Shlomi Ben Haim, JFrog CEO and Co-founder. “The market continues to validate the JFrog Software Supply Chain Platform as a mission-critical piece of companies’ infrastructure, reflecting the reality that software packages and binaries are the primary assets companies manage and secure across DevOps and DevSecOps. We’re excited about the continued growing demand for our solutions, and anticipate material contribution from JFrog security products. This drives our belief that JFrog can sustain solid growth that generates significant free cash flow margins over the next five years.”

First Quarter 2023 Financial Highlights

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Revenue for the first quarter of 2023 equaled $79.8 million, up 25% year-over-year.
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GAAP Gross Profit was $61.4 million; GAAP Gross Margin was 76.9%.
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Non-GAAP Gross Profit was $66.2 million; Non-GAAP Gross Margin was 82.9%.
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GAAP Operating Loss was ($23.2) million; GAAP Operating Margin was (29.1%).
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Non-GAAP Operating Income was $2.7 million; Non-GAAP Operating Margin was 3.4%.
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GAAP Net Loss Per Share was ($0.21); Non-GAAP Earnings Per Share was $0.06.
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Operating Cash Flow was ($1.1) million; Free Cash Flow of ($1.4) million.
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Cash, Cash Equivalents and Investments were $447.2 million as of March 31, 2023.
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Remaining performance obligations were $210.6 million as of March 31, 2023.

Recent Business & Product Highlights

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Cloud revenue equaled $25.0 million during the first quarter of 2023, an increase of 49% year-over-year. Cloud revenue represented 31% of total revenue, compared to 26% in the year-ago period.
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Net Dollar Retention rate for the trailing four quarters was 124%.
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$100K ARR customers increased to 785 customers, compared with 599 in the year-ago period.
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$1 million ARR customers increased to 21 customers, up from 16 customers in the year-ago period.
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Customers adopting the end-to-end JFrog Platform Enterprise+ subscription represented 44% of total revenue versus 35% in the year-ago period.
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Announced on-premises and hybrid availability of JFrog Advanced Security.
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Held annual Leap customer symposium for top customers, sharing roadmaps & innovation.

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Won “Most Comprehensive DevSecOps” solutions category in the 11th Annual Global InfoSec Awards from Cyber Defense Magazine.
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Appointed new CIO, Aran Azarzar, to executive staff.

Second Quarter and Fiscal Year 2023 Outlook

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Second Quarter 2023 Outlook:
o
Revenue between $82.5 million and $83.5 million
o
Non-GAAP operating income between $3.0 million and $4.0 million
o
Non-GAAP net income per diluted share between $0.05 and $0.06, assuming approximately 108 million weighted average diluted shares outstanding
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Fiscal Year 2023 Outlook:
o
Revenue between $341.5 million to $345.5 million
o
Non-GAAP operating income between $19.0 million and $20.0 million
o
Non-GAAP net income per diluted share between $0.19 and $0.21, assuming approximately 110 million weighted average diluted shares outstanding

The section titled "Non-GAAP Financial Information" below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

Conference Call Details

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Event: JFrog’s First Quarter Fiscal 2023 Financial Results Conference Call
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Date: Wednesday, May 3rd, 2023
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Time: 2:00 p.m. PT (5:00 p.m. ET)

A live webcast of the conference call will be accessible from the investor relations website at https://investors.jfrog.com/events-and-presentations.

About JFrog

JFrog Ltd. (Nasdaq: FROG), is on a mission to power all the world’s software updates, driven by a “Liquid Software” vision to allow the seamless, secure, fearless flow of binaries from developers to the edge. The JFrog Software Supply Chain Platform enables software creators to power their entire software supply chain throughout the full binary lifecycle, so they can build, secure, distribute, and connect any source with any production environment. JFrog’s hybrid, universal, multi-cloud platform is available as both self-hosted and SaaS services across major cloud service providers. Millions of users and thousands of customers worldwide, including a majority of the Fortune 100, depend on JFrog solutions to securely embrace digital transformation. Once you leap forward, you won’t go back! Learn more at jfrog.com and follow us on Twitter: @JFrog.

Forward-Looking Statements:

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the U.S. federal securities laws, including but not limited to statements regarding JFrog’s future financial performance, including our outlook for the second quarter and for the full year of 2023, our long-term model and expected revenue growth through FY2027, our leadership position in the markets in which we participate, our ability to drive and sustain growth, our ability to generate significant free cash flow margins over the next 5 years, our expectations regarding the market and revenue potential for JFrog.

Artifactory, JFrog Xray, JFrog Distribution and JFrog Connect, including the efficacy and benefit of integrating of any of the foregoing with other products and platform, our expectations regarding the mission-critical nature of the “JFrog Software Supply Chain Platform” to our customers’ infrastructure, the growth potential of our cloud business, including hybrid and multi-cloud, our ability to provide effective tools and solutions to detect and remediate security vulnerabilities, the ability of our strategic sales team to grow the business across top-tier accounts, our ability to expand usage of our platform in the government and commercial sectors, our ability to successfully integrate acquisitions into our business operations, including the JFrog Platform, and realize anticipated benefits and synergies from such acquisitions, our ability to contribute data to global security standards bodies, and our ability to innovate and meet market demands and the software supply chain needs of our customers. These forward-looking statements are based on JFrog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause JFrog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

There are a significant number of factors that could cause actual results to differ materially from statements made in this press release and our earnings call, including but not limited to: risks associated with managing our rapid growth; our history of losses; our limited operating history; our ability to retain and upgrade existing customers our ability to attract new customers; our ability to effectively develop and expand our sales and marketing capabilities; our ability to integrate and realize anticipated synergies from acquisitions of complementary businesses; risk of a security breach incident or product vulnerability; risk of interruptions or performance problems associated with our products and platform capabilities; our ability to adapt and respond to rapidly changing technology or customer needs; our ability to compete in the markets in which we participate; our ability to successfully integrate technology from recent acquisitions into our offerings; our ability to provide continuity to our respective customers following our acquisitions, and our ability to realize innovations following the acquisition; general market, political, economic, and business conditions; and the duration and impact of the COVID-19 pandemic. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the Securities and Exchange Commission, including in our annual report on Form 10-K for the year ended December 31, 2022, our quarterly reports on Form 10-Q, and other filings and reports that we may file from time to time with the Securities and Exchange Commission. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.

About Non-GAAP Financial Measures:

JFrog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP operating income (loss), non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share, and free cash flow. JFrog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate JFrog’s financial performance. JFrog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. JFrog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on JFrog’s reported financial results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, reconciling items that may be incurred in the future such as share-based compensation, the effect of which may be significant.

JFrog defines non-GAAP gross profit, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income (loss) and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) share-based compensation expense; (2) the amortization of acquired intangibles; (3) acquisition-related costs; (4) legal settlement costs and (5) income tax effects. JFrog defines free cash flow as Net cash provided by (used in) operating activities, minus capital expenditures. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing JFrog’s operating performance due to the following factors:

Share-based compensation. JFrog utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its shareholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of acquired intangibles. JFrog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-related costs. Acquisition-related costs include expenses related to acquisitions of other companies. JFrog views acquisition-related costs as expenses that are not necessarily reflective of operational performance during a period.

Legal settlement costs. From time to time JFrog incurs charges related to litigation settlements. We exclude these charges and related professional service costs when associated with a significant settlement because they are not reflective of JFrog’s ongoing business and operating results.

Income tax effects. JFrog’s non-GAAP financial results are adjusted for income tax effects related to these non-GAAP adjustments and changes in our assessment regarding the realizability of our deferred tax assets, if any. Excluding income tax effects of non-GAAP adjustments provides a more accurate view of JFrog’s operating results.

Non-GAAP weighted average share count. Diluted GAAP and non-GAAP weighted-average shares are the same, except in periods that there is a GAAP loss and a non-GAAP income. The non-GAAP weighted-average shares used to compute the non-GAAP net income per share - diluted are adjusted to reflect dilution equal to the dilutive impact had there been GAAP income.

Additionally, JFrog’s management believes that the non-GAAP financial measure, free cash flow, is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

Operating Metrics

JFrog’s number of customers with annual recurring revenue (“ARR”) of $100,000 or more is based on the ARR of each customer, as of the last month of the quarter. JFrog’s number of customers with ARR of $1 million or more is based on the ARR of each customer, as of the last month of the quarter. JFrog defines ARR as the annualized revenue run-rate of subscription agreements from all customers as of the last month of the quarter. The ARR includes monthly subscription customers, so long as JFrog generates revenue from these customers. JFrog annualizes its monthly subscriptions by taking the revenue it would contractually expect to receive from such customers in a given month and multiplying it by 12.

JFrog’s net dollar retention rate compares its ARR from the same set of customers across comparable periods. JFrog calculates net dollar retention rate by first identifying customers (the “Base Customers”), which were customers in the last month of a particular quarter (the “Base Quarter”). JFrog then calculates the contracted ARR from these Base Customers in the last month of the same quarter of the subsequent year (the “Comparison Quarter”). This calculation captures upsells, contraction, and attrition since the Base Quarter. JFrog then divides total Comparison Quarter ARR by total Base Quarter ARR for Base Customers. JFrog’s net dollar retention rate in a particular quarter is obtained by averaging the result from that particular quarter with the corresponding results from each of the prior three quarters.

Investor Contact:

Jeff Schreiner

jeffs@jfrog.com

JFROG LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data; unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue:
Subscription—self-managed and SaaS	$74,543	$59,069
License—self-managed	5,277	4,627
Total subscription revenue	79,820	63,696
Cost of revenue:
Subscription—self-managed and SaaS(1)(2)(3)	18,203	13,643
License—self-managed(3)	218	220
Total cost of revenue—subscription	18,421	13,863
Gross profit	61,399	49,833
Operating expenses:
Research and development(1)(2)	34,886	27,101
Sales and marketing(1)(2)(3)	35,486	29,180
General and administrative(1)(2)(4)	14,240	12,691
Total operating expenses	84,612	68,972
Operating loss	(23,213)	(19,139)
Interest and other income, net	3,992	273
Loss before income taxes	(19,221)	(18,866)
Income tax expense	1,588	838
Net loss	$(20,809)	$(19,704)

Net loss per share - basic and diluted	$(0.21)	$(0.20)
Weighted-average shares used in computing net loss per share, basic and diluted	101,261	97,884

(1) Includes share-based compensation expense as follows:
Cost of revenue: subscription—self-managed and SaaS	$2,196	$1,306
Research and development	7,172	5,132
Sales and marketing	6,473	4,755
General and administrative	4,071	2,881
Total share-based compensation expense	$19,912	$14,074

(2) Includes acquisition-related costs as follows:
Cost of revenue: subscription–self-managed and SaaS	$5	$7
Research and development	2,935	2,375
Sales and marketing	70	124
General and administrative	76	166
Total acquisition-related costs	$3,086	$2,672

(3) Includes amortization of acquired intangibles as follows:
Cost of revenue: subscription–self-managed and SaaS	$2,387	$2,386
Cost of revenue: license—self-managed	218	220
Sales and marketing	358	236
Total amortization of acquired intangible assets	$2,963	$2,842

(4) Includes legal settlement costs as follows:
General and administrative	$—	$94

JFROG LTD.

CONDENSED Consolidated Balance Sheets

(in thousands; unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$40,346	$45,595
Short-term investments	406,818	397,605
Accounts receivable, net	63,184	62,117
Deferred contract acquisition costs	8,568	8,102
Prepaid expenses and other current assets	20,944	18,603
Total current assets	539,860	532,022
Property and equipment, net	7,482	8,021
Deferred contract acquisition costs, noncurrent	13,828	13,501
Operating lease right-of-use assets	25,447	24,602
Intangible assets, net	34,581	37,544
Goodwill	247,955	247,955
Other assets, noncurrent	9,585	7,576
Total assets	$878,738	$871,221
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$14,089	$14,867
Accrued expenses and other current liabilities	29,199	28,848
Operating lease liabilities	7,453	7,132
Deferred revenue	162,921	158,725
Total current liabilities	213,662	209,572
Deferred revenue, noncurrent	15,506	16,990
Operating lease liabilities, noncurrent	17,355	16,829
Other liabilities, noncurrent	3,285	3,057
Total liabilities	249,808	246,448
Shareholders’ equity:
Share capital	286	283
Additional paid-in capital	881,002	856,438
Accumulated other comprehensive loss	(2,373)	(2,772)
Accumulated deficit	(249,985)	(229,176)
Total shareholders’ equity	628,930	624,773
Total liabilities and shareholders’ equity	$878,738	$871,221

JFROG LTD.

CONDENSED Consolidated StatementS of Cash Flows

(in thousands; unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(20,809)	$(19,704)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,847	3,519
Share-based compensation expense	19,912	14,074
Non-cash operating lease expense	2,022	1,806
Net amortization of premium or discount on investments	(1,288)	1,628
Gain on foreign exchange	(367)	—
Changes in operating assets and liabilities:
Accounts receivable	(838)	1,094
Prepaid expenses and other assets	(3,114)	(889)
Deferred contract acquisition costs	(793)	(2,057)
Accounts payable	(1,086)	960
Accrued expenses and other liabilities	410	1,524
Operating lease liabilities	(1,737)	(2,201)
Deferred revenue	2,712	5,277
Net cash provided by (used in) operating activities	(1,129)	5,031
Cash flows from investing activities:
Purchases of short-term investments	(123,216)	(92,211)
Maturities and sales of short-term investments	114,326	74,637
Purchases of property and equipment	(266)	(1,143)
Payments related to business combination	—	(179)
Net cash used in investing activities	(9,156)	(18,896)
Cash flows from financing activities:
Proceeds from exercise of share options	1,156	1,795
Proceeds from employee share purchase plan	3,499	3,253
Proceeds from employee equity transactions, net of payments to tax authorities	297	107
Net cash provided by financing activities	4,952	5,155
Effect of exchange rate changes on cash, cash equivalents and restricted cash	84	—
Net decrease in cash, cash equivalents, and restricted cash	(5,249)	(8,710)
Cash, cash equivalents, and restricted cash—beginning of period	45,607	68,540
Cash, cash equivalents, and restricted cash—end of period	$40,358	$59,830
Reconciliation of cash, cash equivalents, and restricted cash within the Condensed Consolidated Balance Sheets to the amounts shown in the Condensed Consolidated Statements of Cash Flows above:
Cash and cash equivalents	$40,346	$59,577
Restricted cash included in prepaid expenses and other current assets	12	13
Restricted cash included in other assets, noncurrent	—	240
Total cash, cash equivalents, and restricted cash	$40,358	$59,830

JFROG LTD.

reconciliation of GAAP to non-GAAP results

(in thousands except per share data; unaudited)

	Three Months Ended March 31,
	2023	2022
Reconciliation of gross profit and gross margin
GAAP gross profit	$61,399	$49,833
Plus: Share-based compensation expense	2,196	1,306
Plus: Acquisition-related costs	5	7
Plus: Amortization of acquired intangibles	2,605	2,606
Non-GAAP gross profit	$66,205	$53,752
GAAP gross margin	76.9%	78.2%
Non-GAAP gross margin	82.9%	84.4%

Reconciliation of operating expenses
GAAP research and development	$34,886	$27,101
Less: Share-based compensation expense	(7,172)	(5,132)
Less: Acquisition-related costs	(2,935)	(2,375)
Non-GAAP research and development	$24,779	$19,594

GAAP sales and marketing	$35,486	$29,180
Less: Share-based compensation expense	(6,473)	(4,755)
Less: Acquisition-related costs	(70)	(124)
Less: Amortization of acquired intangibles	(358)	(236)
Non-GAAP sales and marketing	$28,585	$24,065

GAAP general and administrative	$14,240	$12,691
Less: Share-based compensation expense	(4,071)	(2,881)
Less: Acquisition-related costs	(76)	(166)
Less: Legal settlement costs	—	(94)
Non-GAAP general and administrative	$10,093	$9,550

Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(23,213)	$(19,139)
Plus: Share-based compensation expense	19,912	14,074
Plus: Acquisition-related costs	3,086	2,672
Plus: Amortization of acquired intangibles	2,963	2,842
Plus: Legal settlement costs	—	94
Non-GAAP operating income	$2,748	$543
GAAP operating margin	(29.1)%	(30.0)%
Non-GAAP operating margin	3.4%	0.9%

Reconciliation of net income (loss)
GAAP net loss	$(20,809)	$(19,704)
Plus: Share-based compensation expense	19,912	14,074
Plus: Acquisition-related costs	3,086	2,672
Plus: Amortization of acquired intangibles	2,963	2,842
Plus: Legal settlement costs	—	94
Plus: Income tax effects	778	180
Non-GAAP net income	$5,930	$158
Net income per share - basic	$0.06	$0.00
Net income per share - diluted	$0.06	$0.00
Shares used in non-GAAP net income per share calculations:
GAAP weighted-average shares used to compute net loss per share - basic and diluted	101,261	97,884
Add: Dilutive ordinary share equivalents	5,597	6,065
Non-GAAP weighted-average shares used to compute net income per share - diluted	106,858	103,949

JFROG LTD.

reconciliation of gaap cash flow from operating activities to free cash flow

(in thousands; unaudited)

	Three Months Ended March 31,
	2023	2022
Net cash provided by (used in) operating activities	$(1,129)	$5,031
Less: purchases of property and equipment	(266)	(1,143)
Free cash flow	$(1,395)	$3,888